SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 29, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2009 Central European Distribution Corporation (the “Company”) entered into a supplemental indenture (the “First Supplemental Indenture”) by and among Bravo Premium LLC, JSC Distillery Topaz, JSC “Russian Alcohol Group”, Latchey Limited, Limited Liability Company “The Trading House Russian Alcohol”, Lion/Rally Cayman 6, Lion/Rally Lux 1 S.A., Lion/Rally Lux 2 S.à r.l., Lion/Rally Lux 3 S.à r.l., Mid-Russian Distilleries, OOO First Tula Distillery, OOO Glavspirttirest, Pasalba Limited, Premium Distributors sp. z o.o., Sibirsky LVZ (the “Additional Guarantors”), CEDC Finance Corporation International, Inc. (together with its successors and assigns, the “Issuer”), the entities listed on Schedule I thereto as the existing Guarantors (the “Guarantors”, to the extent then a Guarantor), Deutsche Trustee Company Limited (the “Trustee”), Deutsche Bank AG, London Branch (the “Polish Security Agent”) and TMF Trustee Limited (the “Security Agent”) to amend the Indenture dated as of December 2, 2009, by and among the Company, the Issuer, the Guarantors, the Trustee, Deutsche Bank Trust Company Americas, Deutsche Bank Luxembourg S.A., the Polish Security Agent and the Security Agent (the “Indenture”). The First Supplemental Indenture amended the Indenture to add the Additional Guarantors as guarantor parties to the Indenture, subject to all of the obligations and agreements of a Guarantor under the Indenture and bound by all of the provisions of the Indenture applicable to a Guarantor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President and
Chief Financial Officer

Date: December 30, 2009